Exhibit 99.1

REALOGY SUBSIDIARY, CARTUS, ACQUIRES PRIMACY RELOCATION

Acquisition Positions Realogy for Strategic Growth Across its International and Domestic Businesses

PARSIPPANY, N.J. (Jan. 21, 2010) — Realogy Corporation, a leading global provider of real estate and relocation services, today announced that its relocation services subsidiary, Cartus Corporation, has acquired Primacy Relocation, a prominent relocation and global assignment management services company based in Memphis, Tenn. Financial terms of the transaction were not disclosed.

“This is a strategic acquisition for Cartus – one that will enhance its domestic operations, substantially broaden its global capabilities, and firmly position it as the leading relocation services provider to the government sector,” said Richard A. Smith, president and CEO of Realogy. “This acquisition positions Realogy for strategic growth across our international and domestic businesses.”

Primacy, which has approximately 700 employees operating in 25 offices located throughout the Americas, Asia and Europe, serves a number of U.S. government agencies and Fortune 500 and 1000, Global 100, as well as smaller emerging-market organizations.

“This acquisition allows us to bring together two of the best providers in the relocation services industry,” said Kevin Kelleher, president and CEO of Cartus. “We have long held Primacy in high regard. The combination of the two companies will significantly expand our global capabilities. In particular, it will enable us to re-enter the U.S. government relocation business, which has been an area of historical strength for our company. Culturally, this is a good fit as both of our organizations take immense pride in their proven commitment to delivering superior customer service.”

Matt Spinolo, who has served as Primacy’s chief executive officer since 1995, will lead Primacy’s operations while reporting directly to Kelleher.

“The Primacy team is pleased to join forces with Cartus, a company that has long been the leader in our industry,” said Spinolo. “Cartus enjoys strong financial and operational support from its parent, Realogy, and I look forward to working together with Kevin Kelleher to make this transition as smooth as possible for our employees and our clients. We are excited to bring our combined resources, experience and global reach we will have as part of Cartus to our employees and clients around the world.”

Cartus, which is headquartered in Danbury, Conn., and has 2,500 employees worldwide, is a premier provider of global employee relocation solutions serving the corporate, government and affinity markets. Through its industry-leading mobility management, outsourcing, consulting, and intercultural and language training, Cartus helps the mobile workforces of organizations of all sizes achieve success worldwide. With more than 50 years of experience, Cartus helps clients achieve cost reductions and enhance service performance to accomplish their organizational objectives.

About Realogy Corporation

Realogy Corporation, a global provider of real estate and relocation services, has a diversified business model that includes real estate franchising, brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. Collectively, Realogy’s franchise systems have approximately 14,500 offices and 268,000 sales associates doing business in 93 countries around the world. Headquartered in Parsippany, N.J., Realogy (http://www.realogy.com) is owned by affiliates of Apollo Management, L.P., a leading private equity and capital markets investor. To receive future Realogy news releases, you can sign up for an e-mail subscription or secure a link for your RSS reader at www.realogy.com/media.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our inability to achieve the anticipated benefits from the acquisition of Primacy, including but not limited to the risk that we will not be successful in integrating Primacy’s business or achieving growth across our international and domestic businesses; adverse developments in the residential real estate markets; adverse developments in general business, economic and political conditions, including changes in short-term or long-term interest rates, or any outbreak or escalation of hostilities on a national, regional or international basis; and low levels of consumer confidence and/or the impact of recession or slow economic growth and the related high levels of unemployment in the U.S. and abroad.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and “Forward-Looking Statements” in our Form 10-Q for the quarter ended September 30, 2009 and in our other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Media Contacts:	Investor Contact:

Mark Panus (for Realogy)	Alicia Swift
(973) 407-7215	(973) 407-4669
mark.panus@realogy.com	alicia.swift@realogy.com

Alison Sedney (for Cartus)
(203) 205-3739 alison.sedney@cartus.com